	LAW OFFICES	EXHIBIT 5

S. ALAN ROSEN*	Horgan, Rosen, Beckham & Coren
ALAN M. MIRMAN	A LIMITED LIABILITY PARTNERSHIP
ROBERT P. BECKHAM III		COSTA MESA
ARTHUR A. COREN*		(714) 432-0330
GARY M. HORGAN	SUITE 200
MICHAEL E. BUBMAN	23975 PARK SORRENTO	LOS ANGELES
MEL ARANOFF*	CALABASAS, CALIFORNIA 91367-4001	(213) 975-9595
YOUNG H. PARK	(818) 591-2121	(310) 552-2010
BRIAN W. BLATZ	FACSIMILE (818) 591-3838
	www.horganrosen.com	PASADENA
(626) 799-8080
* A LAW CORPORATION
SAN DIEGO
OF COUNSEL		(619) 295-3160
RONALD R. COHN
MICHAEL M. MURPHY

June 22, 2005

Discovery Bancorp
338 Via Vera Cruz
San Marcos, California 92078

Re:	Registration Statement on Form SB-2

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 (the “Registration Statement”) that you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the no par value common stock of Discovery Bancorp (the “Shares”). We have also examined the proceedings heretofore taken by you in connection with the authorization and issuance of the Shares.

     Based on the foregoing, it is our opinion that the Shares will, upon issuance thereof in the manner described in the Registration Statement, be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement on Form SB-2 and to the use of our name under the caption “Legal Matters” in the Prospectus that is a part thereof.

Respectfully submitted,
/s/ Horgan, Rosen, Beckham & Coren, L.L.P.

HORGAN, ROSEN, BECKHAM & COREN, L.L.P.